EXHIBIT 32.1


                           SECTION 1350 CERTIFICATION

In connection with the Form 10-QSB of Distribution Management Services, Inc., Inc. (the "Company") on Form 10-QSB for the three-months and nine-months ending February 28, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Leo Greenfield, CEO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 2, 2006                               /s/ Leo Greenfield
                                               ---------------------------------
                                               Leo Greenfield,
                                               CEO, principal executive officer
                                               and principal accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.